Exhibit 99.1
news release
For Immediate Release
November 6, 2013

Employers Holdings, Inc. Reports Third Quarter 2013 Earnings and Declares Fourth Quarter 2013 Dividend

Key Highlights
(Q3, 2013 compared to Q3, 2012 except where noted)

•	Net income before the LPT of $13.6 million; up $0.33 per diluted share

•	Overall net rate up 9.3%

•	Net written premiums of $165.9 million; up 15%

•	Net earned premiums of $164.4 million; up 25%

•	Revenues of $183.3 million; up 21%

•	Combined ratio before the LPT improved 8.2 percentage points

•	Estimated reserves ceded under the LPT Agreement were reduced by $14.5 million

◦
This resulted in a Q3 and year-to-date (YTD) cumulative adjustment to the deferred gain of $10.1 million which reduced losses and LAE and increased net income by $10.1 million or $0.32 per diluted share

•	Reallocation of carried reserves from non-taxable to taxable accident years reduced income taxes and increased net income by $5 million or $0.16 per diluted share for the third quarter and YTD

Reno, Nevada-November 6, 2013-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported third quarter 2013 net income of $27.6 million or $0.86 per diluted share. Net income in the third quarter of 2012 was $7.8 million or $0.25 per diluted share.
Net income includes amortization of the deferred reinsurance gain related to the Loss Portfolio Transfer (“LPT”) Agreement. Consolidated net income before the impact of the LPT deferred reinsurance gain (the Company's non-GAAP measure described below) was $13.6 million or $0.42 per diluted share in the third quarter of 2013 and $2.7 million or $0.09 per diluted share in the third quarter of 2012.
The third quarter 2013 combined ratio was 96.2% and 104.7% before the impact of the LPT deferred reinsurance gain, compared with 109.0% and 112.9% before the impact of the LPT deferred reinsurance gain for the third quarter of 2012. Year over year, the combined ratio improved 12.8 percentage points on a GAAP basis and 8.2 percentage points before the impact of the LPT.
President and Chief Executive Officer Douglas D. Dirks commented on the results: “Our strong financial performance continued into the third quarter. Net income before the LPT increased $0.33 per diluted share relative to the third quarter of last year. Our substantive growth in earnings reflects the 25% year over year increase in net premiums earned, solid improvement in our underwriting performance and tax benefits related to a reassignment of reserves from non-taxable to taxable years. Our combined ratio before the LPT improved 8.2 points relative to the third quarter of 2012, and 1.4 points compared to the second quarter of this year. Year over year net rate increases of 9.3% at quarter-end continued to more than offset increases in loss costs. We are still seeing improvement in our loss and loss adjustment expense (LAE) ratio, but the rate of improvement was lower than in the first and second quarters of this year. We lowered our provision rate for losses in the third quarter by 0.2 points relative to the second quarter of this year and 4.4 points relative to the third quarter of last year. As rate trends continue to exceed loss trends, we would anticipate continuing improvement in our loss and LAE ratio."
Dirks continued: "In the third quarter, our analysis of ultimate losses resulted in a reallocation of $24.3 million of carried reserves from tax-exempt to taxable accident years. This reallocation was a cumulative adjustment and was largely the result of loss trends observed in 2012 and 2013. The reallocation does not reflect a change in loss trends and had no impact on total net carried reserves."
Dirks concluded: “As you know, our company has a history of setting ambitious goals and meeting them. Over the past three years, our focus has been to increase policy count, premium and add new agents. We have more than met those goals, yet we believe that we can always do better. We are now beginning the first phase of a new long-term initiative focusing on customer service and process improvement, with the goal of further reducing our expense ratio while bettering customer satisfaction. This initiative includes a re-structuring and centralization of our insurance operations. We will discuss this project more as it unfolds."

Fourth Quarter Dividend
The Board of Directors declared a fourth quarter 2013 dividend of six cents per share. The dividend is payable on December 4, 2013 to stockholders of record as of November 20, 2013.
Conference Call and Web Cast; Form 10-Q; Supplemental Portfolio Listing
The Company will host a conference call on Thursday, November 7, 2013, at 8:30 a.m. Pacific Daylight Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (888) 286-8010 with a pass code of 21661548. International callers may dial (617) 801-6888.
EHI expects to file its Form 10-Q for the quarter ended September 30, 2013, with the Securities and Exchange Commission (“SEC”) on or about Thursday, November 7, 2013. The Form 10-Q will be available without charge through the EDGAR system at the SEC's web site and will also be posted on the Company's website, www.employers.com, through the “Investors” link.
The Company provides a list of portfolio securities by CUSIP in the Calendar of Events, Third Quarter “Investors” section of its web site at www.employers.com.
Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures used to analyze the Company's operating performance for the periods presented.
These non-GAAP financial measures exclude impacts related to the LPT Agreement deferred reinsurance gain. The 1999 LPT Agreement was a non-recurring transaction that does not result in ongoing cash benefits and, consequently, the Company believes these non-GAAP measures are useful in providing stockholders and management a meaningful understanding of the Company's operating performance. In addition, these measures, as defined, are helpful to management in identifying trends in the Company's performance because the items excluded have limited significance in current and ongoing operations.
The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. The non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies.
Net Income before impact of the LPT Agreement. Net income less (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Deferred reinsurance gain–LPT Agreement (Deferred Gain). This reflects the unamortized gain from the LPT Agreement. Under GAAP, this gain is deferred and amortized using the recovery method, whereby the amortization is determined by the proportion of actual reinsurance recoveries to total estimated recoveries, except for the contingent profit commission, which is amortized through June 30, 2024. The amortization is reflected in losses and LAE.
Gross Premiums Written. Gross premiums written is the sum of both direct premiums written and assumed premiums written before the effect of ceded reinsurance. Direct premiums written represents the premiums on all policies the Company's insurance subsidiaries have issued during the year. Assumed premiums written represents the premiums that the insurance subsidiaries have received from an authorized state-mandated pool.
Net Premiums Written. Net premiums written is the sum of direct premiums written and assumed premiums written less ceded premiums written. Ceded premiums written is the portion of direct premiums written that are ceded to reinsurers under reinsurance contracts. The Company uses net premiums written, primarily in relation to gross premiums written, to measure the amount of business retained after cession to reinsurers.
Losses and LAE before impact of the LPT Agreement. Losses and LAE less (a) amortization of Deferred Gain; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Losses and LAE Ratio. The losses and LAE ratio is a measure of underwriting profitability. Expressed as a percentage, it is the ratio of losses and LAE to net premiums earned.
Commission Expense Ratio. Commission expense ratio is the ratio (expressed as a percentage) of commission expense to net premiums earned.
Underwriting and Other Operating Expense Ratio. The underwriting and other operating expense ratio is the ratio (expressed as a percentage) of underwriting and other operating expense to net premiums earned.

Combined Ratio. The combined ratio represents a summary percentage of claims and expenses to net premiums earned. The combined ratio is the sum of the losses and LAE ratio, the commission expense ratio, and the underwriting and other operating expense ratio.
Combined Ratio before impacts of the LPT Agreement. Combined ratio before impacts of LPT is the GAAP combined ratio before (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Equity including Deferred Gain. Equity including Deferred Gain is total equity plus the Deferred Gain.
Book value per share. Equity including Deferred Gain divided by number of shares outstanding.
Net rate. Net rate, defined as total premium in-force divided by total insured payroll exposure, is a function of a variety of factors, including rate changes, underwriting risk profiles and pricing, and changes in business mix related to economic and competitive pressures.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding the Company's future operations, growth and pricing strategies, and financial and operating performance, as well as underwriting performance, trends in loss and LAE ratios, expectations regarding provision rate, achievement of corporate goals and long-term initiatives and the impact of those initiatives on operations. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041).
CONTACT:
Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Vicki Erickson Mills, (775) 327-2794, vericksonmills@employers.com.
Copyright © 2013 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries. Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.  Additional information can be found at: http://www.employers.com.

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2013	2012	2013	2012
Revenues	(unaudited)		(unaudited)
Gross premiums written	$168,569	$147,032	$533,600	$442,920
Net premiums written	$165,885	$144,353	$524,907	$435,081
Net premiums earned	$164,429	$131,766	$472,357	$360,621
Net investment income	17,799	17,506	52,849	54,188
Realized gains on investments, net	1,075	1,838	5,735	4,561
Other income	29	30	276	225
Total revenues	183,332	151,140	531,217	419,595
Expenses
Losses and loss adjustment expenses	105,767	96,823	326,677	265,150
Commission expense	19,946	16,681	58,466	47,118
Underwriting and other operating expenses	32,493	30,147	96,282	93,452
Interest expense	815	896	2,420	2,656
Total expenses	159,021	144,547	483,845	408,376

Net income before income taxes	24,311	6,593	47,372	11,219
Income tax benefit	(3,274)	(1,173)	(2,291)	(7,903)
Net income	$27,585	$7,766	$49,663	$19,122
Less impact of LPT Agreement:
Amortization of the Deferred Gain related to losses	3,195	3,646	9,775	11,630
Amortization of the Deferred Gain related to contingent commission	396	293	1,184	818
Impact of LPT Reserve Adjustment	10,112	—	10,112	—
Impact of LPT Contingent Commission Adjustments	318	1,139	1,617	1,503
Net income before LPT Agreement	$13,564	$2,688	$26,975	$5,171
Comprehensive income
Unrealized gains (losses) during the period (net of tax expense (benefit) of $2,236 and $8,639 for the three months ended September 30, 2013 and 2012, respectively, and $(18,635) and $13,963 for the nine months ended September 30, 2013 and 2012, respectively)	$4,154	$16,045	$(34,607)	$25,933
Reclassification adjustment for realized gains in net income (net of taxes of $376 and $643 for the three months ended September 30, 2013 and 2012, respectively, and $2,007 and $1,596 for the nine months ended September 30, 2013 and 2012, respectively)	(699)	(1,195)	(3,728)	(2,966)
Other comprehensive income (loss), net of tax	3,455	14,850	(38,335)	22,967
Total comprehensive income	$31,040	$22,616	$11,328	$42,089
Weighted average shares outstanding
Basic	31,214,230	30,891,648	31,070,571	31,689,844
Diluted	32,033,676	31,077,378	31,801,370	31,918,620
Earnings per common share
Basic	$0.88	$0.25	$1.60	$0.60
Diluted	0.86	0.25	1.56	0.60
Earnings per common share attributable to the LPT Agreement
Basic	$0.45	$0.16	$0.73	$0.44
Diluted	0.44	0.16	0.71	0.44
Earnings per common share before the LPT Agreement
Basic	$0.43	$0.09	$0.87	$0.16
Diluted	0.42	0.09	0.85	0.16

Employers Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
(in thousands, except share data)	September 30, 2013	December 31, 2012
Assets	(unaudited)
Available for sale:
Fixed maturity securities at fair value (amortized cost $2,022,240 at September 30, 2013 and $1,869,142 at December 31, 2012)	$2,101,357	$2,024,428
Equity securities at fair value (cost $86,384 at September 30, 2013 and $81,067 at December 31, 2012)	147,595	125,086
Total investments	2,248,952	2,149,514
Cash and cash equivalents	99,823	140,661
Restricted cash and cash equivalents	6,078	5,353
Accrued investment income	19,100	19,356
Premiums receivable (less bad debt allowance of $7,397 at September 30, 2013 and $5,957 at December 31, 2012)	282,940	223,011
Reinsurance recoverable for:
Paid losses	8,946	9,467
Unpaid losses	779,842	805,386
Deferred policy acquisition costs	45,682	38,852
Deferred income taxes, net	52,356	26,231
Property and equipment, net	16,490	14,680
Intangible assets, net	9,881	10,558
Goodwill	36,192	36,192
Contingent commission receivable—LPT Agreement	21,388	19,141
Other assets	17,846	12,937
Total assets	$3,645,516	$3,511,339
Liabilities and stockholders’ equity
Claims and policy liabilities:
Unpaid losses and loss adjustment expenses	$2,305,307	$2,231,540
Unearned premiums	318,983	265,149
Total claims and policy liabilities	2,624,290	2,496,689
Commissions and premium taxes payable	44,493	40,825
Accounts payable and accrued expenses	20,333	19,522
Deferred reinsurance gain—LPT Agreement	260,602	281,043
Notes payable	112,000	112,000
Other liabilities	27,269	21,879
Total liabilities	3,088,987	2,971,958
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 150,000,000 shares authorized; 54,579,523 and 54,144,453 shares issued and 31,206,549 and 30,771,479 shares outstanding at September 30, 2013 and December 31, 2012, respectively	546	541
Additional paid-in capital	337,403	325,991
Retained earnings	489,916	445,850
Accumulated other comprehensive income, net	91,214	129,549
Treasury stock, at cost (23,372,974 shares at September 30, 2013 and December 31, 2012)	(362,550)	(362,550)
Total stockholders’ equity	556,529	539,381
Total liabilities and stockholders’ equity	$3,645,516	$3,511,339

Equity including deferred reinsurance gain - LPT
Total stockholders’ equity	$556,529	$539,381
Deferred reinsurance gain–LPT Agreement	260,602	281,043
Total equity including deferred reinsurance gain–LPT Agreement (A)	$817,131	$820,424
Shares outstanding (B)	31,206,549	30,771,479
Book value per share (A * 1000) / B	$26.18	$26.66

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(in thousands)	2013	2012
Operating activities	(unaudited)
Net income	$49,663	$19,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,324	4,193
Stock-based compensation	5,815	3,942
Amortization of premium on investments, net	6,574	5,342
Deferred income tax expense	(5,482)	(10,031)
Realized gains on investments, net	(5,735)	(4,561)
Excess tax benefits from stock-based compensation	(386)	—
Other	1,007	860
Change in operating assets and liabilities:
Premiums receivable	(61,368)	(65,455)
Reinsurance recoverable for paid and unpaid losses	26,065	29,393
Federal income taxes	(925)	2,054
Unpaid losses and loss adjustment expenses	73,767	32,061
Unearned premiums	53,834	75,910
Accounts payable, accrued expenses and other liabilities	6,201	1,130
Deferred reinsurance gain—LPT Agreement	(20,441)	(11,501)
Contingent commission receivable—LPT Agreement	(2,247)	(2,450)
Other	(6,622)	10,584
Net cash provided by operating activities	124,044	90,593
Investing activities
Purchase of fixed maturities	(340,343)	(260,797)
Purchase of equity securities	(22,058)	(28,336)
Proceeds from sale of fixed maturities	32,706	45,799
Proceeds from sale of equity securities	22,266	13,534
Proceeds from maturities and redemptions of investments	148,418	181,640
Proceeds from sale of fixed assets	285	107
Capital expenditures	(5,552)	(5,177)
Restricted cash and cash equivalents provided by (used in) investing activities	(725)	837
Net cash used in investing activities	(165,003)	(52,393)
Financing activities
Acquisition of treasury stock	—	(41,385)
Cash transactions related to stock-based compensation	5,315	(209)
Dividends paid to stockholders	(5,580)	(5,664)
Excess tax benefits from stock-based compensation	386	—
Net cash provided by (used in) financing activities	121	(47,258)
Net decrease in cash and cash equivalents	(40,838)	(9,058)
Cash and cash equivalents at the beginning of the period	140,661	252,300
Cash and cash equivalents at the end of the period	$99,823	$243,242

Employers Holdings, Inc.
Calculation of Combined Ratio before the Impact of the LPT Agreement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except for percentages)	2013	2012	2013	2012
	(unaudited)
Net premiums earned	$164,429	$131,766	$472,357	$360,621

Losses and loss adjustment expenses	105,767	96,823	326,677	265,150
Loss & LAE ratio	64.3%	73.5%	69.2%	73.5%

Amortization of Deferred Gain related to losses	$3,195	$3,646	$9,775	$11,630
Amortization of Deferred Gain related to contingent commission	396	293	1,184	818
LPT Reserve Adjustment	10,112	—	10,112	—
LPT Contingent Commission Adjustment	318	1,139	1,617	1,503
Impact of LPT	8.5%	3.9%	4.8%	3.9%
Loss & LAE before impact of LPT	$119,788	$101,901	$349,365	$279,101
Loss & LAE ratio before impact of LPT	72.9%	77.3%	74.0%	77.4%

Commission expense	$19,946	$16,681	$58,466	$47,118
Commission expense ratio	12.1%	12.6%	12.4%	13.1%

Underwriting & other operating expenses	$32,493	$30,147	$96,282	$93,452
Underwriting & other operating expenses ratio	19.8%	22.9%	20.3%	25.9%

Total expenses	$158,206	$143,651	$481,425	$405,720
Combined ratio	96.2%	109.0%	101.9%	112.5%

Total expense before impact of the LPT	$172,227	$148,729	$504,113	$419,671
Combined ratio before the impact of the LPT	104.7%	112.9%	106.7%	116.4%

Reconciliations to Current Accident Period Combined Ratio:
Losses & LAE before impact of LPT	$119,788	$101,901	$349,365	$279,101
Plus: Favorable (unfavorable) prior period reserve development	(146)	(227)	(1,797)	(1,281)
Accident period losses & LAE before impact of LPT	$119,642	$101,674	$347,568	$277,820

Losses & LAE ratio before impact of LPT	72.9%	77.3%	74.0%	77.4%
Plus: Favorable (unfavorable) prior period reserve development ratio	(0.1)	(0.1)	(0.4)	(0.4)
Accident period losses & LAE ratio before impact of LPT	72.8%	77.2%	73.6%	77.0%

Combined ratio before impact of the LPT	104.7%	112.9%	106.7%	116.4%
Plus: Favorable (unfavorable) prior period reserve development ratio	(0.1)	(0.1)	(0.4)	(0.4)
Accident period combined ratio before impact of LPT	104.6%	112.8%	106.3%	116.0%